Exhibit 99.8

    BROADRIDGE FINANCIAL SOLUTIONS, INC.

BROADRIDGE CORPORATE ISSUER SOLUTIONS

PO BOX 13427., SUITE 1300

BRENTWOOD NY 11717

BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

VOTING INSTRUCTIONS

As the record holder for your Shares, we will vote your shares based on your instructions.

Please provide us with your voting instructions before the meeting. If you do not provide us with your voting instructions, we will vote your shares at our discretion on those proposals we are permitted to vote on by New York Stock Exchange rules.

If you sign and return this form, we will vote any unmarked items based on the Board’s recommendations.

If your securities are held by a bank, your securities cannot be voted without your specific instructions.

HERITAGE COMMERCE CORP
THIS IS A VOTING INSTRUCTION FORM.
You are receiving this voting instruction form because you hold shares in the above security. You have the right to vote on proposals being presented at the upcoming Special Meeting to be held on 08/27/19 at 01:00 P.M. PDT

Make your vote count.
Vote must be received by 08/26/2019 to be counted.

Voting on www.ProxyVote.com is easy and fast!
Go to www.ProxyVote.com, enter the
control number above and vote!

X

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THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION.

HERITAGE COMMERCE CORP	Please check this box if you plan to attend the Meeting and vote your shares in person.	☐

The Board recommends you vote FOR the following proposal (s): 1, 2 and 3		For	Against	Abstain

1.	Approval of the merger and Issuance of common stock of Heritage Commerce Corp to shareholders of Presidio Bank pursuant to the Agreement and Plan of Merger and Reorganization, dated as of May 16, 2019, by and among Heritage Commerce Corp, Heritage Bank of Commerce and Presidio Bank.	☐	☐	☐

2.	Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock.	☐	☐	☐

3.	Adjournment of the Heritage Commerce Corp Special Meeting, if necessary or appropriate, and if a quorum is present, to solicit additional votes in favor of Proposal 1 and Proposal 2.	☐	☐	☐

‘NOTE’ Such other business as may properly come before the meeting or any adjournment thereof.

1472 0797 1133 0441 08/27/19 123,456,789,012.00000
Signature [PLEASE SIGN WITHIN BOX]	Date	426927109 *****ACCOUNT S88031-01S GS2